EXHIBIT 5


LAW OFFICES OF
BRIAN W PUSCH
ATTORNEYS AT LAW

PENTHOUSE SUITE
29 WEST 57TH STREET
NEW YORK, NY 10019
TELEPHONE   (212) 980-0408
FACSIMILE   (212) 980-7055


July 1, 1996



ImClone Systems Incorporated
180 Varick Street
New York, New York  10014

IMCLONE SYSTEMS INCORPORATED
Registration of 712,500 Shares of
Common Stock, par value $.001 per share,
   on Form S-3 Registration Statement
- ------------------------------------------

Ladies and Gentlemen:

		I am acting as special counsel to ImClone Systems Incorporated, a Delaware corporation (the "Company"), in connection with the filing by the Company with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which 712,500 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, may be offered and sold from time to time by the Selling Stockholders (as defined in the Registration Statement). As described in the Prospectus forming a part of the Registration Statement under "Selling Stockholders," certain of the Shares are outstanding on the date hereof (the "Outstanding Shares") and the remainder of the Shares (the "Warrant Shares") are to be issued upon exercise of warrants issued or granted by the Company prior to the date hereof (collectively, the "Warrants").

		This opinion is being furnished pursuant to the requirements applicable to Item 16 of Part II of the Registration Statement.

		In connection with this opinion, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, documents, agreements or other instruments of the Company and its subsidiaries, orders, rulings and certificates of public

ImClone Systems Incorporated
July 1, 1996
Page 2


officials, officers and representatives of the Company and its subsidiaries and such other persons, have made investigations of law, and have discussed with officers and other representatives of the Company and its subsidiaries such questions of fact, as I have deemed proper and necessary as a basis for the opinions hereinafter expressed.

		In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to certain factual matters, I have relied upon statements and representations of officers and other representatives of the Company and others.

		I am admitted to practice in the State of New York and I do not purport to express an opinion herein concerning any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

		Based upon and subject to the foregoing, I am of the opinion that:

	1.	the Outstanding Shares are duly authorized, validly
issued, fully paid and non-assessable under the laws of the State of Delaware; and

	2.	the Warrant Shares are duly authorized and (a) when
the provisions of the securities and blue sky laws of certain jurisdictions shall have been complied with, and (b) when the Warrant Shares, certificates for which shall have been duly executed, shall have been delivered against payment of the consideration therefor in accordance with the respective warrants, the Warrant Shares will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

		I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

				Very truly yours,

				/s/ Brian W. Pusch

				Brian W. Pusch
BWP:dp